Exhibit 99.1

                      [CREATIVE HOST SERVICES LOGO]

              CREATIVE HOST SERVICES, INC. ANNOUNCES FOURTH
             QUARTER AND YEAR END FINANCIAL RESULTS FOR 2002

FOR IMMEDIATE RELEASE

CONTACT:
-------
Creative Host Services, Inc.               Hayden Communications, Inc
(858) 675-7711                            (843) 272-4653

*  2002 NET INCOME INCREASED 115% TO $1.26 MILLION
*  2002 REVENUES INCREASED 13% TO $34.6 MILLION
*  2002 EBITDA INCREASED 21% TO OVER $4 MILLION
*  2002 EPS OF $.16 VERSUS $.08 FOR 2001
*  4TH QUARTER REVENUE INCREASED 18% TO $8.9 MILLION
*  7TH CONSECUTIVE QUARTER OF PROFITABILITY

San Diego, CA-April 7, 2003 - Creative Host Services, Inc. (NASDAQ:CHST) today announced financial results for the fourth quarter and year ended December 31, 2002. Highlights included a 115% increase in net income for 2002, and the Company's seventh consecutive quarter of profitability.

Revenues for the three months ended December 31, 2002 increased 18% to $8,892,003 versus $7,545,192 for the comparable prior year period. Net income was $123,158 for the quarter, or $.02 per diluted share, versus $288,404 or $.04 per share for the comparable fourth quarter 2001. This was the Company's seventh consecutive quarter of profitability. Earnings for the quarter were partially offset by one time expenses of $203,900 for deal costs and other related professional fees associated with a financing transaction that the company terminated in order to establish a more favorable credit facility. The credit facility commenced in January of 2003.

Revenues for the fiscal year ended December 31, 2002 were $34,615,454 compared to $30,745,851 for the comparable prior year period, representing an increase of 13%. Net income for the year increased 115% to $1,257,805 from $586,261 for the year ended December 31, 2001. Earnings per share for 2002 year were $.16 per fully diluted share versus $.08 for the comparable prior year period. Results of operations for the 2002 year reflect the operations of locations at twenty one airports during both the years ended December 31, 2001 and December 31, 2002. Sales for those locations were $29,072,487 for the fiscal year ended December 31, 2001 and $29,720,182 for the fiscal year ended December 31, 2002, representing an increase of $647,695, or 2.2%.

The balance sheet also remained strong with $1,241,766 in cash as approximately $1,900,000 was spent building out concession locations in Newark, New Jersey in 2002. Approximately $1,200,000 of this amount was financed during 2002 with capitalized lease obligations. Further, shareholders' equity was $17,749,962 on December 31, 2002, representing a 12% increase from the December 31, 2001 shareholder's equity of $15,879,502.

Sayed Ali, President and Chairman of the Board, stated, "We are very pleased to report yet another profitable quarter and year for the Company. We are particularly happy with the significant increases we saw in net income, and revenue, as they are a tribute to our continued growth, which was coupled with improved operating efficiencies throughout the entire organization. As a result we were able to announce the $13 million senior debt facility with ING Capital LLC at the first of the 2003 year. This will allow the Company to continue making complimentary acquisitions and to complete new concessions which are either in planning stage or already under construction."

About Creative Host Services:
----------------------------
Creative Host Services, Inc./GladCo Enterprises, Inc. are engaged in the business of acquiring, managing, and operating airport concessions such as food and beverage, cocktail and lounge, and news and gift retail facilities at various locations across the United States. The Company's airport venue allows its concession locations to provide services to a captive audience within its airports, thereby limiting competition, and providing for more predictable revenues than many other retail concepts. Creative Host Services/GladCo operates more than 100 concession facilities at 26 airports. To simplify accounting, the Company counts each food-court as one concession. Creative Host Services, Inc. enjoys co-branding relationships with several national and regional companies such as Carl's Jr., Schlotsky's Deli, TCBY Yogurt, Samuel Adams Brew Pubs, Mrs. Fields Cookies, Pretzelmaker, Nathan's Famous Hot Dogs, Hot Licks Bar & Grill, Yuengling Brewery, and Creative Croissants. For additional corporate information please visit the Company's corporate website - www.creativehostservices.com

Statements in this news release that are not descriptions of historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expect," "intends," "believes," "plans," "anticipates," "approximately," and "likely," also identify forward-looking statements. All forward-looking statements are based on current facts and analyses. Actual results may differ materially from those currently anticipated due to a number of factors including, but not limited to history of operating losses, anticipated future losses, competition, future capital needs, the need for market acceptance, dependence upon third parties, disruption of vital infrastructure, disruption of airport services, and due to natural disaster. All forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission at www.freeedgar.com using the Company's trading symbol CHST.

                            -Table Follows-

                        CREATIVE HOST SERVICES, INC.
                  CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                           Three Months Ended         Fiscal Year Ended
                              December 31,               December 31,
                         ----------------------     ------------------------
                            2002       2001            2002         2001
                         ----------  ----------     -----------  -----------

Net Revenues             $8,892,003  $7,545,192     $34,516,454  $30,745,851
Cost of Goods Sold        2,398,672   2,061,228       9,319,742    8,716,551
                          ---------   ---------      ----------   ----------
   Gross Profit           6,493,331   5,483,964      25,295,712   22,029,300
Selling, General &
 Admin. Expenses          6,410,691   5,229,356      23,969,426   21,464,791
                          ---------   ---------      ----------   ----------
   Pretax Income             82,640     254,608       1,326,286      564,509
                          ---------   ---------      ----------   ----------
Federal Income Tax
 Expense (Benefit)          (40,518)    (33,795)         68,481      (21,752)
                          ---------   ---------      ----------   ----------
   Net Income            $  123,158  $  288,403     $ 1,257,805  $   586,261
                          =========   =========      ==========   ==========
Basic Earnings
 Per Share               $      .02  $      .04     $       .16  $       .08
                          =========   =========      ==========   ==========
Diluted Earnings
 Per Share               $      .02  $      .04     $       .16  $       .08
                          =========   =========      ==========   ==========
Basic Weighted
 Average Shares           8,006,210   7,836,690       7,913,233    7,386,478
                          =========   =========      ==========   ==========
Diluted Weighted
 Average Shares           8,110,037   7,853,666       7,987,819    7,413,411
                          =========   =========      ==========   ==========


                                  BALANCE SHEET HIGHLIGHTS
                                    As of December 31st
                                     2002              2001
                                 -----------       -----------

Cash and Equivalents             $ 1,241,766       $ 1,801,288
                                  ==========        ==========
Total Current Assets               2,669,262         3,098,007
Net Property & Equipment          17,073,751        15,892,732
Other Assets                       5,984,384         4,670,961
                                  ----------        ----------
Total Assets                     $25,727,397       $23,661,700
                                  ==========        ==========

Current Liabilities              $ 4,005,567       $ 3,601,069
                                  ==========        ==========
Deferred Income Taxes                      -                 -
                                  ==========        ==========
Shareholder's Equity              17,749,962        15,879,502
                                  ==========        ==========
Total Liabilities and Equity     $25,727,397       $23,661,700
                                  ==========        ==========